UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2014

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 19, 2014, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global REIT, Inc. (“Hines Global”), issued a press release related to Hines Global’s acquisition of The Rim (described below). A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Items

On February 13, 2014, a subsidiary of Hines Global acquired 796,445 square feet of retail space in an outdoor retail center located in San Antonio, Texas known as The Rim. The sellers, Central Rim, LLC, 6028 Worth Parkway, LLC, Fourth Quarter Properties LXV, LP, and Fourth Quarter Properties LXII, LP, are not affiliated with Hines Global or its affiliates. The contract purchase price was $176.4 million, exclusive of transaction costs and working capital reserves. The acquisition was funded with available cash and proceeds from Hines Global’s revolving credit facility.

In total, The Rim consists of 1.8 million square feet and was constructed in four phases between 2006 and 2008. Hines Global acquired 796,445 square feet that is 99.5% leased to various retail tenants as well as rights to purchase additional space that is expected to be developed over the next two years, as described below.

On February 11, 2014, a subsidiary of Hines Global entered into a purchase and sale agreement with Phase V Rim, LLC (“Phase V”) to acquire 271,873 square feet of additional retail space at The Rim that is currently under construction and expected to be completed by December 31, 2014 (with an option to extend to April 30, 2015). On February 11, 2014, a subsidiary of Hines Global also entered into an option and right of first offer agreement with Phase V pursuant to which Hines Global has the option, but not the obligation, to purchase 97,000 square feet of additional retail center space. Construction of this space has not begun but is expected to be completed by December 31, 2015.

The purchase price for each of the additional phases described above will be calculated based on respective financial models that have been agreed upon by Hines Global and Phase V, and therefore the price of a component cannot be determined until construction of that component is completed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release of Hines, dated February 19, 2014

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisitions described herein and the completion of the portions of the retail center that are under construction or have yet to be constructed, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 19, 2014	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Hines, dated February 19, 2014